Exhibit 99.1

November 14, 2022

Berkshire Grey Reports Third-Quarter 2022 Results

Revenue Up 26% Year-Over-Year To $23.6 million in Q3; YTD Revenues Up 93%

Completes Highest Number of Installations in a Quarter in Company History

BEDFORD, Mass. – November 14, 2022 – Berkshire Grey Inc. (Nasdaq: BGRY) (the “Company”), a leader in AI-enabled robotic solutions that automate supply chain processes, today announced results for its third quarter ended September 30, 2022.

Third-Quarter Financial Highlights

•
Revenue of $23.6 million, an increase of 26% compared to the third quarter of 2021. Revenue includes $0.4 million for the provision for common stock warrants, which is recorded as a reduction in revenue. The Company previously issued a warrant to purchase Berkshire Grey common stock in conjunction with the expansion of its strategic relationship with FedEx.
•
Year-to-date total orders received through early November of over $50 million.
•
Backlog of approximately $104 million, which includes orders through early November.
•
Net loss of $26.9 million, or $0.11 per share.
•
Adjusted EBITDA of ($26.1) million.
•
Approximately $78 million of cash and cash equivalents with no debt as of September 30, 2022.

Recent Business Highlights

•
Berkshire Grey strengthened its financial flexibility by entering into an equity purchase agreement with Lincoln Park Capital. The agreement allows the Company to raise up to $75 million in cash from the sale of additional common stock to Lincoln Park over a three-year term.
•
Achieved record number of system installations during the quarter – installed 57 systems at 16 different project sites, marking a key execution milestone for Berkshire Grey.
•
Expanded the Berkshire Grey Partner Alliance program to include 16 partners.

“The Berkshire Grey team executed well operationally in the third quarter,” said Tom Wagner, CEO of Berkshire Grey. “Revenues were strong, we secured new orders and deployed a record number of Berkshire Grey’s AI-enabled robotic solutions faster and more efficiently at customer sites than ever before. Further, we are making excellent progress towards improving our gross margins, which have been improving steadily throughout the year. We believe we are well positioned for continued growth into 2023 and beyond.”

Exhibit 99.1

Outlook for Full Year 2022:

The Company now expects full-year 2022 revenue, excluding the impact of any provision for common stock warrants, in the range of $65-70 million. Prior guidance did not include any estimates for provisions for common stock warrants. The updated estimate for 2022 revenue reflects slight delays expected at certain customer sites for the remainder of this year.

Berkshire Grey’s statements about expected revenue are forward-looking and based on current expectations and our actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Information Regarding Forward-Looking Statements.”

Conference Call and Webcast Information

Berkshire Grey will hold a conference call and webcast today at 10:00 am ET to discuss its third-quarter 2022 results. The telephonic version of the call can be accessed by dialing:

Dial-in: 1-833-630-2125 or 1-412-317-1844

Conference ID: Berkshire Grey Q3 2022 Earnings Call

A live webcast (listen only) can be accessed on the events page of the investor relations section of the Berkshire Grey website https://ir.berkshiregrey.com/news-events.

The replay of the call will be accessible on the Company’s website at https://ir.berkshiregrey.com/ approximately two hours after conclusion of the live event and accessible for twelve months.

Non-GAAP Financial Measures
We define Adjusted EBITDA as net loss less other income or expense, income taxes, depreciation, and amortization expense, change in fair value of warrant liabilities, FedEx warrant provision, and stock-based compensation expense. In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating the performance of our business. This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. We recommend that investors review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and not rely on any single financial measure to evaluate our business.

Cautionary Note Regarding Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this communication, including statements regarding Berkshire Grey’s beliefs regarding future operating performance, such as Berkshire Grey’s outlook and guidance for the full year 2022, the business collaboration between FedEx and Berkshire Grey and demand for Berkshire Grey’s solutions in general, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,”

Exhibit 99.1

“should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Berkshire Grey has based these forward-looking statements on current information and management’s current expectations and beliefs. These forward-looking statements are subject to a number of significant risks and uncertainties, including, without limitation (a) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, inflation and rising interest rates; (b) the loss of any customers, or the termination of existing contracts by any customers; (c) the inability to penetrate new markets and generate revenues from the pipeline; (d) demand for Berkshire Grey products and services from FedEx and other customers that does not grow as expected; (e) dependence on a limited number of third-party contract manufacturers; (f) the failure to manage any growth in the company or its business; (g) increased competition; (h) the difficulty of predicting order flow and revenue generated from Berkshire Grey’s small number of customers with generally large order sizes and many variables that can impact project schedules and the completion of sales; (i) risks associated with Berkshire Grey’s plans to develop and commercialize its product candidates to meet constantly evolving customer demands; (j) Berkshire Grey’s ability to maintain and establish collaborations or obtain additional funding; (k) other risks associated with companies, such as Berkshire Grey, that are engaged in the intelligent automation industry; and (l) other risks and uncertainties described under “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC, and such other reports as Berkshire Grey has filed or may file with the SEC from time to time. Although such forward-looking statements have been made in good faith and are based on assumptions that Berkshire Grey believes to be reasonable, there is no assurance that the expected results will be achieved, and Berkshire Grey’s actual results may differ materially from the results discussed in forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements. These forward-looking statements are made only as of the date hereof, and Berkshire Grey does not undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Berkshire Grey

Berkshire Grey (Nasdaq: BGRY) helps customers radically change the essential way they do business by delivering game-changing technology that combines AI and robotics to automate fulfillment, supply chain, and logistics operations. Berkshire Grey solutions are a fundamental engine of change that transform pick, pack, move, store, organize, and sort operations to deliver competitive advantage for enterprises serving today’s connected consumers. Berkshire Grey customers include Global 100 retailers and logistics service providers. More information is available at www.berkshiregrey.com.

Contacts:

Investors: Ian Rhoades
Sharon Merrill Associate, Inc.
BGRY@investorrelations.com

Media: Method Communications for Berkshire Grey
berkshiregrey@methodcommunications.com

Exhibit 99.1

BERKSHIRE GREY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except for share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue, net	$23,597	$18,794	$52,537	$27,262
Cost of revenue	24,811	21,543	57,918	31,481
Gross loss	(1,214)	(2,749)	(5,381)	(4,219)
Operating expenses:
General and administrative expense	2,107	19,286	16,773	28,138
Sales and marketing expense	7,053	7,174	11,107	45,197
Research and development expense	17,413	17,745	56,683	45,797
Total operating expenses	26,573	44,205	84,563	119,132
Loss from operations	(27,787)	(46,954)	(89,944)	(123,351)
Other income (expense):
Interest income, net	23	9	36	23
Change in fair value of warrant liabilities	907	6,490	10,645	6,490
Other (expense), net	(12)	(17)	(110)	(57)
Net loss before income taxes	(26,869)	(40,472)	(79,373)	(116,895)
Income tax	13	28	59	40
Net loss	$(26,882)	$(40,500)	$(79,432)	$(116,935)
Other comprehensive loss:
Net foreign currency translation adjustments	(17)	—	(57)	(5)
Total comprehensive loss	$(26,899)	$(40,500)	$(79,489)	$(116,940)
Net loss per common share (Class A and C) – basic and diluted	$(0.11)	$(0.22)	$(0.34)	$(1.52)
Weighted average shares outstanding – basic and diluted	234,680,988	183,838,219	233,265,195	76,685,048

BERKSHIRE GREY, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share data)

Exhibit 99.1

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$77,616	$171,089
Accounts receivable	7,132	13,291
Inventories, net	5,489	2,641
Deferred fulfillment costs	7,711	7,689
Prepaid expenses	4,947	5,138
Other current assets	7,113	5,078
Total current assets	110,008	204,926
Property and equipment, net	10,487	10,874
Operating lease right-of-use assets	7,710	—
Restricted cash	1,254	862
Other non-current assets	22	22
Total assets	$129,481	$216,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,774	$6,766
Accrued expenses	9,180	15,659
Contract liabilities	14,875	19,216
Other current liabilities	1,017	146
Total current liabilities	33,846	41,787
Share-based compensation liability	3,335	15,435
Warrant liabilities	2,631	13,277
Operating lease liabilities, noncurrent	8,863	—
Other non-current liabilities	—	1,954
Total liabilities	$48,675	$72,453
Stockholders’ equity:
Common stock – Class A shares, $0.0001 par value; 385,000,000 shares authorized as of September 30, 2022 and December 31, 2021, 229,862,845 and 225,428,187 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively; Class C shares, par value $0.0001, 5,750,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021	24	24
Additional paid-in capital	465,355	449,307
Accumulated deficit	(384,516)	(305,084)
Accumulated other comprehensive (loss)	(57)	(16)
Total stockholders’ equity	80,806	144,231
Total liabilities and stockholders’ equity	$129,481	$216,684

BERKSHIRE GREY, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except for share data)

Exhibit 99.1

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(79,432)	$(116,935)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,469	1,972
Loss on disposal of fixed assets	30	18
Gain on change in fair value of warrants	(10,646)	(6,490)
Gain on foreign currency transactions	44	58
Stock-based compensation	(980)	43,427
FedEx warrant provision	351	—
Change in operating assets and liabilities
Accounts receivable	6,159	8,974
Inventories	(2,848)	(2,703)
Deferred fulfillment costs	(22)	(6,128)
Prepaid expenses and other assets	(367)	(8,236)
Accounts payable	2,004	2,849
Accrued expenses	(6,373)	10,138
Contract liabilities	(4,341)	(8,206)
Other liabilities	14	(110)
Net cash used in operating activities	(93,938)	(81,372)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,214)	(2,754)
Net cash used in investing activities	(2,214)	(2,754)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	3,213	1,361
Proceeds from issuance of common stock upon Merger, net of issuance costs paid	—	192,102
Net cash provided by financing activities	3,213	193,463
Effect of exchange rate on cash	(142)	(59)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(93,081)	109,278
Cash, cash equivalents, and restricted cash at beginning of period	171,951	94,978
Cash, cash equivalents, and restricted cash at end of period	$78,870	$204,256
NON-CASH INVESTING AND FINANCING ACTIVITIES
Assumption of merger warrants liability	—	24,338
Conversion of redeemable convertible preferred stock to common stock	—	(223,442)
Right of use asset	(7,710)	—
Lease liability	9,890	—
Purchase of property and equipment included in accounts payable and accrued expenses	11	160
RECONCILIATION OF CASH AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE CONSOLIDATED STATEMENTS OF CASH FLOWS ABOVE
Cash (inclusive of money market funds and cash equivalents of $63,693 and $202,005 at September 30, 2022 and 2021, respectively)	77,616	203,135
Restricted cash	1,254	1,121
Total cash, cash equivalents, and restricted cash	$78,870	$204,256

Exhibit 99.1

BERKSHIRE GREY, INC.

Reconciliations of EBITDA and Adjusted EBITDA

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	2022	2021
Net loss	$(26,882)	$(40,500)	$(79,432)	$(116,935)
Interest income, net	(23)	(9)	(36)	(23)
Income tax expense	13	28	59	40
Depreciation and amortization	887	755	2,469	1,972
EBITDA	(26,005)	(39,726)	(76,940)	(114,946)
Stock-based compensation	498	13,939	(980)	43,427
Change in fair value of warrant liabilities	(908)	(6,490)	(10,646)	(6,490)
FedEx warrant provision	351	—	351	—
Other (expense), net	12	17	110	57
Adjusted EBITDA	(26,052)	(32,260)	(88,105)	(77,952)